Exhibit 23.3

LECG

Consent of Appraiser

LECG, LLC hereby consents to the references by Amedica Corporation made to us and/or our valuation analyses (i) under the caption “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and (ii) in the Notes to the Financial Statements, each in the Prospectus constituting a part of the Registration Statement, File No. 333-143160, on Form S-1 filed with the Securities and Exchange Commission.

Sincerely,

LECG, LLC

By:	/S/ JOHN C. BURKE
John C. Burke Chief Financial Officer

June 27, 2007